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Exhibit 5.1

Tel 214.220.7700 Fax 214.220.7716

July 9, 2010

Arkansas Best Corporation.
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

Re: Registration Statement on Form S-3 (the "Registration Statement")

Ladies and Gentlemen:

        We have acted as counsel for Arkansas Best Corporation, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 filed on the date hereof and to which this opinion is an exhibit (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the offer and sale of:

          (1)   shares of the Company's common stock, par value $0.01 per share (the "Common Stock"),

          (2)   shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), in one or more series

          (3)   debt securities in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"),

          (4)   guarantees (the "Guarantees") of the Debt Securities by certain subsidiaries of the Company (the "Subsidiary Guarantors"),

          (5)   depositary shares of the Company ("Depositary Shares"), and

          (6)   warrants to purchase shares of Common Stock (the "Warrants"),

          (7)   Common Stock that may be issued upon exercise of Warrants,

all of which may be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares and Warrants are collectively referred to herein as the "Securities."

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

        We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

        We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, the Certificate of Designations of $2.875 Series A Cumulative Convertible Exchangeable Preferred Stock, and the Certificate of Amendment to the Restated Certificate of Incorporation of the Company, (ii) the Second Amended and Restated Bylaws of the Company, (iii) the Registration Statement, including the Prospectus, (iv) the form of Senior Indenture filed as an exhibit to the Registration Statement (the "Senior Indenture"), (v) the form of Subordinated Indenture filed as an exhibit to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), (vi) resolutions of the board of directors of the Company and (vii) such other certificates and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed certain certificates of officers of the Company and of public officials, we have relied on such certificates with respect to certain factual matters that we have not independently established and we have reviewed such questions of law as we considered appropriate.

        In connection with rendering the opinions set forth below, we have assumed that:

            (i)  all information contained in all documents reviewed by us is true and correct;

           (ii)  all signatures on all documents reviewed by us are genuine;

          (iii)  all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

          (iv)  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

           (v)  a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

          (vi)  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

         (vii)  the Indentures, and any supplemental indentures, relating to the Debt Securities will be duly authorized, executed and delivered by the parties thereto;

        (viii)  each person signing the Indentures and any supplemental indentures will have the legal capacity and authority to do so;

          (ix)  the subsidiaries of the Company that may guarantee the Debt Securities are duly organized, validly existing and in good standing under the laws of their applicable jurisdictions;

           (x)  each person signing the documents we reviewed has the legal capacity and authority to do so;

          (xi)  at the time of any offering or sale of any shares of Common Stock, that the Company shall have such number of shares of Common Stock, as set forth in the applicable Prospectus Supplement for such offering or sale, authorized and available for issuance;

         (xii)  at the time of any offering or sale of any shares of any series of Preferred Stock, that the Company shall have such number of shares of such series of Preferred Stock, as set forth in the applicable Prospectus Supplement for such offering or sale, authorized or created and available for issuance;

        (xiii)  any applicable definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

        (xiv)  any Securities issuable upon conversion, exchange or exercise of any series of Preferred Stock or any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and

         (xv)  any shares of Common Stock issuable upon exercise of any Warrants being offered will have been duly authorized and, if appropriate, reserved for issuance upon such exercise.

        Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

          1.     When (a) the applicable Indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities and, if applicable, the related Guarantee or Guarantees have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the boards of directors of the Company (or a duly authorized committee thereof) and the Subsidiary Guarantors, as applicable, have taken all necessary corporate or other entity action to approve the issuance and terms of any such Debt Securities and, if applicable, Guarantees, (c) the terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantors, as applicable, (d) any shares of Common Stock or Preferred Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities (which may include the related Guarantees) have been duly executed and authenticated in accordance with the applicable Indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, Guarantees will be legally issued and such Debt Securities and, if applicable, Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          2.     With respect to the Common Stock and Preferred Stock (together, the "Equity Securities") offered by the Company, when (i) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Equity Securities have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company (or a duly authorized committee thereof), then upon payment of the consideration therefor (not less than the par value of the Equity Securities) provided for therein, the Equity Securities will be validly issued, fully paid and non-assessable.

          3.     With respect to the Depositary Shares offered by the Company, when (i) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the form, terms, execution and delivery of a depositary agreement (the "Deposit Agreement") between the Company and a bank or trust company (the "Depositary");

  (ii) such Deposit Agreement has been duly executed and delivered; (iii) appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock and the deposit thereof with the Depositary pursuant to such Deposit Agreement and the issuance of the Depositary Shares representing interests therein; (iv) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock shall have been deposited with the Depositary in accordance with such Deposit Agreement and such corporate action and the Depositary shall have duly executed, issued and delivered depositary receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action; and (v) such Depositary Shares are offered, issued and sold as contemplated in the Registration Statement and the applicable definitive purchase, underwriting or similar agreement approved by the Company, such Depositary Shares will be validly issued, fully paid and non-assessable.

          4.     With respect to the Warrants offered by the Company, assuming (i) the Company has taken all necessary action to authorize the form, terms, execution and delivery of a warrant agreement (the "Warrant Agreement") between the Company and a warrant agent; (ii) such Warrant Agreement has been duly executed and delivered; (iii) the Common Stock to be issued upon exercise of the Warrants is validly issued, fully paid and nonassessable; and (iv) such Warrants have been duly executed and authenticated in accordance with the provisions of the applicable Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, upon payment of the consideration for such Warrants as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

        We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        The foregoing opinions are limited to the laws of the State of New York, the Constitution of the State of Delaware, and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

        We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations issued thereunder.

                      Very truly yours,

                      /s/ Vinson & Elkins L.L.P.

                      Vinson & Elkins L.L.P.

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  Exhibit 5.1